                                                              Exhibit (g)(3)(ii)

                                 AMENDMENT NO. 1

                                     TO THE

                  AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

        Amendment No. 1, dated as of May 2, 2003 ("Amendment"), to the Amended and Restated Global Custody Agreement dated as of February 1, 2002 ("Agreement") by and between EQ Advisors Trust and JPMorgan Chase Bank.

        The parties hereto agree that Schedule C thereto is replaced in its entirety by Schedule C attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST                                JP MORGAN CHASE BANK

By:    /s/ Steven M. Joenk                       By:    /s/ John Barry
       -------------------                              --------------
Name:  Steven M. Joenk                           Name:  John Barry
Title: President                                 Title: Vice President

                                   APPENDIX A

                             AMENDMENT NO. 1 TO THE

                  AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

                                   PORTFOLIOS*

                              CLASS IA AND CLASS IB

EQ/Alliance Common Stock Portfolio                          EQ/Evergreen Omega Portfolio
EQ/Aggressive Stock Portfolio                                (fka Evergreen Portfolio)
 (fka Alliance Aggressive Stock Portfolio)                  EQ/FI Mid Cap Portfolio
EQ/Equity 500 Index Portfolio                               EQ/FI Small/Mid Cap Value Portfolio
 (fka Alliance Equity Index Portfolio)                       (fka Warburg Pincus Small Company Value Portfolio)
EQ/Alliance Growth and Income Portfolio                     EQ/Janus Large Cap Growth Portfolio
EQ/High Yield Portfolio                                     EQ/J.P. Morgan Core Bond Portfolio
EQ/Alliance Intermediate Government Securities Portfolio     (fka JPM Core Bond Portfolio)
EQ/Alliance International Portfolio                         EQ/Lazard Small Cap Value Portfolio
EQ/Money Market Portfolio                                   EQ/Marsico Focus Portfolio
EQ/Alliance Quality Bond Portfolio                          EQ/Mercury Basic Value Equity Portfolio
EQ/Alliance Small Cap Growth Portfolio                       (fka Merrill Lynch Basic Value Equity Portfolio)
EQ/Alliance Premier Growth Portfolio                        EQ/MFS Emerging Growth Companies Portfolio
EQ/Alliance Technology Portfolio                            EQ/MFS Investors Trust Portfolio
EQ/Bernstein Diversified Value Portfolio                     (fka MFS Growth with Income Portfolio)
EQ/Balanced Portfolio                                       EQ/Emerging Markets Equity Portfolio
 (fka Alliance Balanced Portfolio)                          EQ/Putnam Growth & Income Value Portfolio
EQ/Calvert Socially Responsible Portfolio                   EQ/Putnam International Equity Portfolio
EQ/Capital Guardian International Equities Portfolio        EQ/Putnam Voyager Portfolio
EQ/Capital Guardian Research Portfolio                      EQ/Small Company Index Portfolio
EQ/Capital Guardian U.S. Equities Portfolio                  (fka BT Small Company Index Portfolio)

*Effective May 18, 2001, the EQ Advisors Trust Portfolio names will include
"EQ/".